SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (date of earliest event reported: September 8, 2006

                                   uWink, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

          Utah                      000-29217                  87-0412110
   -----------------                ---------                  ----------
     (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)             Identification)


                  16106 HART STREET, VAN NUYS, CALIFORNIA 91406
          ------------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (818) 909 6030

                                 Not Applicable
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

This Amendment No. 1 to Form 8-K amends our Form 8-k filed with the Securities and Exchange Commission on September 12, 2006.

This Amendment No. 1 to Form 8-K and other reports filed by uWink, Inc. (the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company's or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As described in our Current Report on Form 8-K filed on September 12, 2006, on September 8, 2006, we entered into a Securities Purchase Agreement with 25 investors in connection with a private placement of 3,119,873 shares of common stock priced at $0.30 per share. We received cash proceeds of $804,900 and non-cash proceeds of $131,062 from these investors. The non-cash proceeds consisted of the conversion of $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO, Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations.

Subsequently, on September 18, 2006, we closed on an additional $695,500 in cash commitments pursuant to this private placement offering. The completed offering is described below.

On September 18, 2006, we completed an offering pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") with 51 investors in connection with a private placement of 5,438,207 shares of common stock priced at $0.30 per share. The investors in the transaction also received three-year warrants to purchase an aggregate of 2,719,104 shares of common stock priced at $0.345 per share. Pursuant to this transaction, we received cash proceeds of $1,500,400 and non-cash proceeds of $131,062. The non-cash proceeds consisted of the conversion of $70,562 of debt and accrued interest due to Nancy Bushnell, the wife of our CEO, Nolan Bushnell, and $60,500 of debt due to Dan Lindquist, our Vice President of Operations. The cash proceeds included the following amounts received from management (and family members) and our board of directors: Nancy Bushnell, wife of our CEO, Nolan Bushnell, invested $50,000; Brent Bushnell, another member of the immediate Bushnell family, invested $50,000; John Kaufman, our Director of Restaurant Operations, invested $12,500; Bradley Rotter, a member of our board of directors, invested $150,000; Kevin McLeod, a member of our board of directors, invested $45,000; Paul Dumais, our Chief Technology Officer, invested $50,000; Peter Wilkniss, our Chief Financial Officer, invested $30,000; and Dan Lindquist, our Vice President of Operations, invested $55,000.

A provision in the Securities Purchase Agreement requires us to file a registration statement with the Securities and Exchange Commission covering the resale of the shares. A copy of the Securities Purchase Agreement is attached as
Exhibit 10.1 to our Current Report on Form 8-K filed on September 12, 2006. The form of warrant document is attached as Exhibit 10.2 to our Current Report on Form 8-K filed on September 12, 2006.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The offering requires the Company to prepare and file with the Commission a registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the Company's common stock sold and the shares of the Company's common stock issuable upon exercise of the Warrants pursuant to the Securities Purchase Agreement.

This announcement is not an offer to sell securities of uWink, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and the Warrants.

Item 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

The information called for by this item is contained in Item 1.01, which is incorporated by reference.


Section 9 - Financial Statements and Exhibits


Item 9.01   Financial Statements and Exhibits.

(a) Exhibit 10.1 Securities Purchase Agreement dated September 8, 2006 between uWink, Inc. and Investors. Incorporated by reference to Exhibit 10.1 to the Form 8-K filed on September 12, 2006.

(b) Exhibit 10.2 Form of uWink, Inc. Warrant dated September 8, 2006 to Investors. Incorporated by reference to Exhibit 10.2 to the Form 8-K filed on September 12, 2006.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September 18, 2006        uWink, Inc.
       ------------------

                                By:

                                /s/ PETER F. WILKNISS
                                -----------------------
                                PETER F. WILKNISS
                                Chief Financial Officer